Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$1,172,405
Unrealized Gain (Loss) on Market Value of Futures	772,582
Dividend Income	7,994
Interest Income	37,976
ETF Transaction Fees	350
Total Income (Loss)	$1,991,307

Expenses
General Partner Management Fees	$16,066
Professional Fees	3,822
Brokerage Commissions	3,833
Non-interested Directors' Fees and Expenses	424
Prepaid Insurance Expense	322
NYMEX License Fee	402
Total Expenses	24,869
Expense Waiver	(4,786)
Net Expenses	$20,083
Net Income (Loss)	$1,971,224

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/19	$30,459,885
Withdrawals (100,000 Shares)	(3,351,826)
Net Income (Loss)	1,971,224

Net Asset Value End of Month	$29,079,283
Net Asset Value Per Share (900,000 Shares)	$32.31

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596